FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2019 Second Quarter Financial Results

GREENSBORO, NC — October 31, 2018 — Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company’s fiscal 2019 second quarter, ended September 29, 2018. On a GAAP basis, revenue for Qorvo’s fiscal 2019 second quarter was $884 million, gross margin was 40.0%, operating income was $90 million and diluted earnings per share was $0.25. On a non-GAAP basis, revenue for Qorvo’s fiscal 2019 second quarter was $884 million, gross margin was 47.7%, operating income was $253 million and diluted earnings per share was $1.75.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “I’m proud of the Qorvo team for delivering a strong September quarter, with both revenue and EPS well above guidance. Our products and technologies make Qorvo uniquely positioned to partner with our customers to develop their most compelling products.”

Quarterly Highlights

▪	Increased Mobile Products revenue 37% sequentially to $667 million, in support of flagship smartphone product ramps

▪	Selected by Samsung to supply 3.5 GHz 5G FEM, supporting multiple 5G mobile device demos

▪	Sampled industry-first dual-band 3.5 GHz and 4.9 GHz 5G FEM to leading China-based smartphone manufacturer

▪	Commenced shipments of RF Fusion Phase 6 for Vivo's NEX® flagship smartphone, delivering complete main path coverage in two placements

▪	Delivered IDP revenue of $218 million, up 15% year-over-year, led by strength in base station applications

▪	Commenced shipments of dual-band Wi-Fi iFEM powering recently launched digital video assistant for leading social media platform

▪	Increased GaN-based revenue 27% year-over-year, driven by broad market demand, including 5G infrastructure

▪	Supplied 5.9 GHz FEM, optimized for Qualcomm’s 9150 cellular vehicle-to-everything (C-V2X) chipset, supporting multiple automotive OEMs in worldwide field trials

▪	Selected by Continental, a leading tier-one automotive supplier, to deliver multiple solutions enabling always-on automotive connectivity to worldwide cellular networks

▪	Secured design wins from leader in wearable and location technology to supply 2.4 GHz FEMs for multiple consumer wearable devices

▪	Awarded design win by CommScope to supply 28 GHz high power amplifiers for 32-element phased array 5G deployments

Financial Commentary and Outlook

Mark Murphy, chief financial officer of Qorvo, said, “Qorvo’s record revenue and EPS in the September quarter reflect the progress we’re making on shaping the portfolio and improving operationally.  Our outlook calls for a strong December quarter with higher volumes and ongoing cost control, and it factors in a more measured view on demand from China-based handset manufacturers.”

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the December 2018 quarter:

▪	Quarterly revenue in the range of $880 million to $900 million

▪	Gross margin of approximately 50%

▪	Diluted earnings per share of $1.95 at the midpoint of guidance

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended September 29, 2018	For the quarter ended June 30, 2018	Change vs. Q1 FY 2019
Revenue	$884.4	$692.7	$191.7
Gross profit	$353.5	$236.7	$116.8
Gross margin	40.0%	34.2%	5.8	ppt
Operating expenses	$263.0	$255.9	$7.1
Operating income (loss)	$90.5	$(19.2)	$109.7
Net income (loss)	$32.1	$(30.0)	$62.1
Weighted average diluted shares	128.6	126.2	2.4
Diluted EPS	$0.25	$(0.24)	$0.49

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended September 29, 2018	For the quarter ended June 30, 2018	Change vs. Q1 FY 2019
Revenue	$884.4	$692.7	$191.7
Gross profit	$421.6	$304.9	$116.7
Gross margin	47.7%	44.0%	3.7	ppt
Operating expenses	$168.3	$160.5	$7.8
Operating income	$253.3	$144.4	$108.9
Net income	$224.9	$124.0	$100.9
Weighted average diluted shares	128.6	129.5	(0.9)
Diluted EPS	$1.75	$0.96	$0.79

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended September 29, 2018	For the quarter ended September 30, 2017	Change vs. Q2 FY 2018
Revenue	$884.4	$821.6	$62.8
Gross profit	$353.5	$321.0	$32.5
Gross margin	40.0%	39.1%	0.9	ppt
Operating expenses	$263.0	$271.5	$(8.5)
Operating income	$90.5	$49.6	$40.9
Net income	$32.1	$35.9	$(3.8)
Weighted average diluted shares	128.6	130.8	(2.2)
Diluted EPS	$0.25	$0.27	$(0.02)

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended September 29, 2018	For the quarter ended September 30, 2017	Change vs. Q2 FY 2018
Revenue	$884.4	$820.6	$63.8
Gross profit	$421.6	$388.7	$32.9
Gross margin	47.7%	47.4%	0.3	ppt
Operating expenses	$168.3	$158.2	$10.1
Operating income	$253.3	$230.5	$22.8
Net income	$224.9	$198.4	$26.5
Weighted average diluted shares	128.6	130.8	(2.2)
Diluted EPS	$1.75	$1.52	$0.23
1Excludes stock-based compensation, amortization of intangibles, restructuring charges, acquisition and integration related costs, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, (gain) loss on assets, loss on debt extinguishment, other income and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development; selling, general and administrative), (vii) free cash flow, (viii) EBITDA, (ix) non-GAAP return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the "Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. In prior periods presented, non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude stock-based compensation expense, amortization of intangible assets, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, restructuring charges, acquisition and integration related costs, (gain) loss on assets, start-up costs and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring charges, acquisition and integration related costs, (gain) loss on assets, start-up costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, restructuring charges, acquisition and integration related costs, (gain) loss on assets, start-up costs, certain non-cash expenses, loss on debt extinguishment, other income and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of foreign tax credits, research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, tax deductible stock-based compensation expense in excess of GAAP stock-based compensation expense, adjustments to the provisional estimates related to the enactment of the U.S. Tax Cuts and Jobs Act and non-cash expense (benefit) related to uncertain tax positions. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP research and development and selling, general and administrative expenses. Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs and certain non-cash expenses. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Forward-looking non-GAAP measures. Our earnings release contains forward-looking gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, integration related costs, restructuring charges and the provision for income taxes. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EDT today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using the passcode 8613484. The playback will be available through the close of business November 7, 2018.

About Qorvo

Qorvo (NASDAQ:QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication and other facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our stockholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, our ability to protect our intellectual property, claims of intellectual property infringement and other lawsuits, security breaches and other similar disruptions compromising our information, and the impact of government and stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QRVO-F

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Revenue	$884,443	$821,583	$1,577,113	$1,462,414

Costs and expenses:
Cost of goods sold	530,929	500,561	986,866	905,015
Research and development	116,748	111,398	227,651	227,897
Selling, general and administrative	139,507	138,867	275,437	278,298
Other operating expense	6,782	21,193	15,897	29,469
Total costs and expenses	793,966	772,019	1,505,851	1,440,679

Income from operations	90,477	49,564	71,262	21,735
Interest expense	(9,689)	(14,778)	(24,042)	(27,049)
Other (expense) income, net	(47,952)	866	(76,513)	698

Income (loss) before income taxes	$32,836	$35,652	$(29,293)	$(4,616)
Income tax (expense) benefit	(752)	267	31,384	9,911

Net income	$32,084	$35,919	$2,091	$5,295

Net income per share, diluted	$0.25	$0.27	$0.02	$0.04

Weighted average outstanding diluted shares	128,550	130,778	128,977	131,062

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 29, 2018	June 30, 2018	September 30, 2017

GAAP operating income (loss)	$90,477	$(19,215)	$49,564
Stock-based compensation expense	20,905	19,345	23,458
Amortization of intangible assets	133,116	133,175	135,639
Restructuring charges	510	2,802	7,453
Acquisition and integration related costs	1,098	1,082	2,613
Start-up costs	5,883	5,361	7,129
Other (including (gain) loss on assets and other non-cash expenses)	1,270	1,825	4,685
Non-GAAP operating income	$253,259	$144,375	$230,541

GAAP net income (loss)	$32,084	$(29,993)	$35,919
Stock-based compensation expense	20,905	19,345	23,458
Amortization of intangible assets	133,116	133,175	135,639
Restructuring charges	510	2,802	7,453
Acquisition and integration related costs	1,098	1,082	2,613
Start-up costs	5,883	5,361	7,129
Other (including (gain) loss on assets and other non-cash expenses)	1,270	1,825	4,685
Loss on debt extinguishment	48,780	33,373	—
Other income	(252)	(1,107)	(70)
Adjustment of income taxes	(18,458)	(41,854)	(18,443)

Non-GAAP net income	$224,936	$124,009	$198,383

GAAP weighted average outstanding diluted shares	128,550	126,198	130,778
Dilutive stock-based awards	—	3,328	—
Non-GAAP weighted average outstanding diluted shares	128,550	129,526	130,778

Non-GAAP net income per share, diluted	$1.75	$0.96	$1.52

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	September 29, 2018		June 30, 2018		September 30, 2017
GAAP gross profit/margin	$353,514	40.0%	$236,733	34.2%	$321,022	39.1%
Adjustment for intangible amortization	63,244	7.1%	63,245	9.1%	63,279	7.7%
Adjustment for stock-based compensation	3,453	0.4%	3,500	0.5%	4,167	0.5%
Other non-cash expenses	1,391	0.2%	1,390	0.2%	279	—%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	—%	—	—%	—	0.1%
Non-GAAP gross profit/margin	$421,602	47.7%	$304,868	44.0%	$388,747	47.4%

Three Months Ended
Non-GAAP Operating Income	September 29, 2018
(as a percentage of sales)

GAAP operating income	10.2%
Stock-based compensation expense	2.4%
Amortization of intangible assets	15.0%
Restructuring charges	0.1%
Acquisition and integration related costs	0.1%
Start-up costs	0.7%
Other (including (gain) loss on assets and other non-cash expenses)	0.1%
Non-GAAP operating income	28.6%

Three Months Ended
Free Cash Flow (1)	September 29, 2018
(in millions)

Net cash provided by operating activities	$214.5
Purchases of property and equipment	(70.1)
Free cash flow	$144.4

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	September 29, 2018	June 30, 2018	September 30, 2017
GAAP research and development expense	$116,748	$110,903	$111,398
Less:
Stock-based compensation expense	5,744	5,183	5,573
Other non-cash expenses	453	454	295
Non-GAAP research and development expense	$110,551	$105,266	$105,530

	Three Months Ended
	September 29, 2018	June 30, 2018	September 30, 2017
GAAP selling, general and administrative expense	$139,507	$135,930	$138,867
Less:
Stock-based compensation expense	11,611	10,541	13,613
Amortization of intangible assets	69,872	69,931	72,360
Other non-cash expenses	233	232	217
Non-GAAP selling, general and administrative expense	$57,791	$55,226	$52,677

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 29, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$557,924	$926,037
Accounts receivable, net	491,183	345,957
Inventories	474,532	472,292
Other current assets	96,131	99,519
Total current assets	1,619,770	1,843,805

Property and equipment, net	1,401,865	1,374,112
Goodwill	2,173,889	2,173,889
Intangible assets, net	595,852	860,336
Long-term investments	90,903	63,765
Other non-current assets	64,782	65,612
Total assets	$5,947,061	$6,381,519

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$410,514	$380,375
Other current liabilities	51,869	60,904
Total current liabilities	462,383	441,279

Long-term debt	735,098	983,290
Deferred tax liabilities	21,932	63,084
Other long-term liabilities	95,511	118,302
Total liabilities	1,314,924	1,605,955

Stockholders’ equity	4,632,137	4,775,564

Total liabilities and stockholders’ equity	$5,947,061	$6,381,519